                                                                    Exhibit 25.1

                 -----------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO
                            SECTION 305(b)(2)
                                             -----

                            ------------------------

                            UNION PLANTERS BANK, N.A.
               (Exact name of trustee as specified in its charter)

                                   62-0859006
                                (I.R.S. employer
                               identification No.)

   6200 Poplar Avenue, Third Floor
          Memphis, Tennessee                                    38119
(Address of principal executive offices)                      (Zip code)

                                 Rosemary Clark
                                Vice President &
                             Corporate Trust Counsel
                            Union Planters Bank, N.A.
                         6200 Poplar Avenue, Third Floor
                            Memphis, Tennessee 38119
                                 (901) 580-5510
            (Name, Address and Telephone Number of Agent for Service)

                            BUCKEYE TECHNOLOGIES INC.
               (Exact name of obligor as specified in its charter)

        Delaware                                           62-1518973
(State or jurisdiction of                                  (I.R.S. employer
incorporation or organization)                             identification No.)

1001 Tillman Street                                        38112
Memphis, Tennessee
(Address of principal executive office)                    (Zip code)


                            ------------------------

                      8% Senior Subordinated Notes Due 2010

                 -----------------------------------------------

Item 1.           General information

                  Furnish the following information as to the trustee:

         (a) Name and address of each examining or supervising authority to which it is subject.

                           Comptroller of the Currency, Washington, D.C.

                           Federal Deposit Insurance Corporation,
                           Washington, D.C.

                           Federal Reserve Bank, St. Louis, Missouri


         (b)      Whether it is authorized to exercise corporate trust powers.

                           Yes.

Item 2.           Affiliations with the Obligor.

                  If the obligor is an affiliate of the trustee, describe each such affiliation.

                  The obligor is not an affiliate of the trustee.

Item 3.           Voting securities of the trustee.

                  Furnish the following information as to each class of voting securities of the trustee:

                           All outstanding voting securities of the trustee are
                  owned by Union Planters Holding Corporation, incorporated under the laws of Tennessee and headquartered at 7130 Goodlett Farms Parkway, Memphis, Tennessee ("Parent"). The following is information as to all outstanding voting securities of Parent as of July 8, 1998.

                  Col. A                                Col. B
                  Title of Class                        Amount Outstanding
                  --------------                        ------------------
                  Common Stock                                 1,000

Item 4.           Trusteeships under other indentures.

                  If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, furnish the following information:

         (a) Title of the securities outstanding under each such other indenture.

                  Buckeye Technologies Inc. (formerly Buckeye Cellulose Corporation) 8 1/2% Senior Subordinated Notes due 2005

                  Buckeye Technologies Inc. 9 1/4% Senior Subordinated Notes due 2008

                  Buckeye Technologies Inc. 8% Senior Subordinated Notes
                  Due 2010

                  (b) A brief statement of the facts relied upon as a basis for the claim that no conflicting interest within the meaning of Section 310 (b) (1) of the Act arises as a result of the trusteeship under any such other indenture, including a statement as to how the indenture securities will rank as compared with the securities issued under such other indenture.

                           All of these notes are unsecured obligations of the Company ranking pari passu with all other unsecured and subordinated indebtedness of the Company, and therefore the Trustee has the same interest in enforcing the Company's obligation under all of these Indentures.

Item 5. Interlocking directorates and similar relationships with the obligor or underwriters.

                  If the trustee or any of the directors or executive officers of the trustee is a director, officer, partner, employee, appointee, or representative of the obligor or of any underwriter for the obligor, identify each such person having any such connection and state the nature of each such connection.


                  None

Item 6. Voting securities of the trustee owned by the obligor or its officials.

                  Furnish the following information as to the voting securities of the trustee owned beneficially by the obligor and each director, partner, and executive officer of the obligor:

Col. A             Col. B.             Col. C              Col. D
Name of owner      Title of class      Amount owned        Percent of
                                       beneficially        Voting secur-
                                                           ities represented by
                                                           amount given
                                                           in Col. C
-------------      --------------      ------------        ---------



                                 Not Applicable

Item 7. Voting Securities of the trustee owned by underwriters or their officials.

                  Furnish the following information as to the voting securities of the trustee owned beneficially by each underwriter for the obligor and each director, partner and executive officer of each such underwriter:

Col. A             Col. B.                  Col. C        Col. D
Name of owner      Title of class     Amount owned        Percent of Voting
                                      beneficially        securities represented
                                                          by amount given
                                                          in Col. C
-------------      --------------     ------------        ----------------------

                                 Not Applicable

Item 8.           Securities of the obligor owned or held by the trustee.

                  Furnish the following information as to securities of the obligor owned beneficially or held as collateral security for obligations in default by the trustee:

    Col. A                   Col. B                 Col. C                  Col. D
Title of Class        Whether the secur-         Amount owned              Percent of class repre-
                      ities are voting or        beneficially or held      sented by amount given
                      nonvoting securities       as collateral security    in Col. C.
                                                 for obligations in
                                                 default
--------------        --------------------       ----------------------    -----------------------



                                 Not Applicable

Item 9.           Securities of underwriters owned or held by the trustee.

                  If the trustee owns beneficially or holds as collateral security for obligations in default any securities of an underwriter for the obligor, furnish the following information as to each class of securities of such underwriter any of which are so owned or held by the trustee:

    Col. A              Col. B         Col. C                    Col. D
Title of issuer      Amount          Amount owned               Percent of class
 and title of        Outstanding     beneficially or            represented by
    classes                          held as collateral         amount given
                                     security for               in Col. C
                                     obligations in default
                                     by trustee
---------------      -----------     ----------------------     ----------------

                                 Not Applicable

Item 10. Ownership or holdings by the trustee of voting securities of certain affiliates or security holders of the obligor.

                  If the trustee owns beneficially or holds as collateral security for obligations in default voting securities of a person who, to the knowledge of the trustee (1) owns 10 percent or more of the voting securities of the obligor or (2) is an affiliate, other than a subsidiary, of the obligor, furnish the following information as to the voting securities of such person:

    Col. A             Col. B               Col. C               Col. D
Title of issuer     Amount           Amount owned             Percent of class
 and title of       Outstanding      beneficially or          represented by
   classes                           held as collateral       amount given in
                                     security for obliga-     Col. C
                                     tions in default
                                     by trustee
---------------     -----------      --------------------     ----------------

                                 Not Applicable

Item 11. Ownership or holdings by the trustee of any securities of a person owning 50 percent or more of the voting securities of the obligor.

                  If the trustee owns beneficially or holds as collateral security for obligations in default any securities of a person who, to the knowledge of the trustee, owns 50 percent or more of the voting securities of the obligor, furnish the following information as to each class of securities of such person any of which are so owned or held by the trustee:

    Col. A         Col. B.            Col. C                       Col. D
Title of issuer    Amount             Amount owned                 Percent of
and title of       Outstanding        beneficially                 class represented by
classes                               or held as collateral        amount given
                                      security for obligations     in Col. C
                                      in default
                                      by trustee
---------------    -----------        ------------------------     --------------------

                                 Not Applicable

Item 12.          Indebtedness of the Obligor to the Trustee.

                  Except as noted in the instructions, if the obligor is indebted to the trustee, furnish the following information:

                  Col. A                    Col. B                     Col. C
                  Nature of                 Amount                      Date
                  Indebtedness              Outstanding                  Due
                  ------------              -----------                ------

                                 Not Applicable

Item 13.          Defaults by the Obligor.

         (a) State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default.

                                 Not Applicable.

         (b) If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.

                                 Not Applicable

Item 14.          Affiliations with the Underwriters.

                  If any underwriter is an affiliate of the trustee, describe each such affiliation.

                                 Not Applicable

Item 15.          Foreign Trustee

                  Identify the order or rule pursuant to which the foreign trustee is authorized to at as sole trustee under indentures qualified or to be qualified under the Act.

                                 Not Applicable

Item 16.          List of Exhibits

                  List below all exhibits filed as part of this statement of eligibility.

         1. A copy of the articles of association of the trustee now in effect. *

         2. A copy of the Certificate of Authority of the Trustee to Commence Business. *

         3. A copy of the Authorization of the Trustee to exercise Corporate Trust Powers.*

         4.   A copy of the existing By-Laws of the Trustee. *

         5. A copy of each Indenture referred to in Item 4, if the Obligor is in default. Not Applicable.

         6. The consent of the United States institutional trustee required by Section 321(b) of the Act.

         7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

         *Exhibits 1, 2, 3 and 4 are herein incorporated by reference to exhibits bearing identical numbers in Item 16 of the Form T-1 filed as Exhibit
25.1 to the Registration Statement on Form S-1 of the Company filed with the Securities and Exchange Commission on October 6, 1995 (Number 33-97836).


                                      NOTE

In answering any item in this Statement of Eligibility which relates to matters peculiarly within the knowledge of the obligor and its directors or officers, or any underwriter for the obligor, the undersigned Union Planters Bank, N.A. has relied upon information furnished to it by the obligor or such underwriter and the undersigned disclaims responsibility for the accuracy or completeness of such information.

                                    SIGNATURE


         Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, Union Planters Bank, N.A. a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Memphis, and State of Tennessee, on the 8th day of July, 1998.

                                      UNION PLANTERS BANK, N. A.
                                                 (Trustee)


                                      By: /s/ Rosemary Clark
                                          ---------------------------
                                          Rosemary Clark
                                          Vice President and
                                          Corporate Trust Counsel

                                    Exhibit 6


                               CONSENT OF TRUSTEE


         Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939 in connection with the sale by Buckeye Technologies, Inc. of its 8% Senior Subordinated Notes Due 2010, we hereby consent that reports of examinations by Federal, State, Territorial, or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

                                          UNION PLANTERS BANK, N.A.
                                                            (Trustee)


                                          By: /s/ Rosemary Clark
                                              --------------------------
                                              Rosemary Clark
                                              Vice President and
                                              Corporate Trust Counsel



Dated: July 8, 1998
T-1form

                                    EXHIBIT 7

         The following is the latest report of condition of the Trustee at the close of business on March 31, 1998, published in response to call made by the Comptroller of the Currency of the United States of America, under Title 12, United States Code, Section 161, U.S. Revised Statutes.

                                                          Reserve District No. 8

Charter No.  13349

                                    EXHIBIT 5


                                 Not Applicable

                                                                          ------
                                                                             9
                                                                          ------

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR MARCH 31, 1998

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

SCHEDULE RC - BALANCE SHEET


                                                                                        Dollar Amounts in Thousands
-------------------------------------------------------------------------------------------------------------------
ASSETS
 1. Cash and balances-due from depository institutions (from Schedule RC-A):                     RCON
                                                                                                 -----------------
    a. Noninterest-bearing balances and currency and coin (1).................................   0081      536,246   1.a
                                                                                                        ----------
    b. Interest-bearing balances (2)..........................................................   0071          679   1.b
                                                                                                        ----------
 2. Securities:
                                                                                                        ----------
    a. Held-to-maturity securities (from Schedule RC-B, column A).............................   1754            0   2.a
                                                                                                        ----------
    b. Available-for-sale securities (from Schedule RC-B, column D)...........................   1773    2,743,709   2.b
                                                                                                        ----------
 3. Federal funds sold and securities purchased under agreements to resell....................   1350      305,275   3
                                                                                                        ----------
 4. Loans and lease financing receivables:                                       RCON
                                                                                 ------------------
    a. Loans and leases, net of unearned income (from Schedule RC-C)...........  2122    11,060,658                  4.a
                                                                                         ----------
    b. LESS: Allowance for loan and lease losses...............................  3123       190,831                  4.b
                                                                                         ----------
    c. LESS: Allocated transfer risk reserve...................................  3128             0                  4.c
                                                                                         ----------
    d. Loans and leases, net of unearned income,                                                 RCON
                                                                                                 -----------------
       allowance, and reserve (item 4.a minus 4.b and 4.c).....................................  2125   10,869,827   4.d
                                                                                                        ----------
 5. Trading assets (from Schedule RC-D)........................................................  3545      163,698   5.
                                                                                                        ----------
 6. Premises and fixed assets (including capitalized leases)...................................  2145      301,010   6.
                                                                                                        ----------
 7. Other real estate owned (from Schedule RC-M)...............................................  2150       19,895   7.
                                                                                                        ----------
 8. Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M)...  2130        1,158   8.
                                                                                                        ----------
 9. Customers' liability to this bank on acceptances outstanding...............................  2155       13,295   9.
                                                                                                        ----------
10. Intangible assets (from Schedule RC-M).....................................................  2143      173,905   10.
                                                                                                        ----------
11. Other assets (from Schedule RC-F)..........................................................  2160      556,469   11.
                                                                                                        ----------
12. Total assets (sum of items 1 through 11)...................................................  2170   15,685,166   12.
                                                                                                        ----------

--------
(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.

                                                                          ------
                                                                            10
                                                                          ------

SCHEDULE RC - CONTINUED


                                                                                                 Dollar Amounts in Thousands
----------------------------------------------------------------------------------------------------------------------------
 LIABILITIES
13. Deposits:                                                                                               RCON
                                                                                                            ----------------
    a. In domestic offices (sum of totals of columns A and C from Schedule RC-E)....... RCON                2200  11,923,581  13.a.
                                                                                        -----------------         ----------
       (1) Noninterest-bearing (1)....................................................  6631    1,956,416                     13.a.1
                                                                                                ---------
       (2) Interest-bearing...........................................................  6636    9,967,165                     13.a.2
                                                                                                ---------
    b. In foreign offices, Edge and Agreement subsidiaries, and IBFs
       (1) Noninterest-bearing...........................................................................
       (2) Interest-bearing..............................................................................
                                                                                                                  ----------
14. Federal funds purchased and securities sold under agreements to repurchase...........................   2800     451,165  14
                                                                                                                  ----------
15. a. Demand notes issued to the U.S. Treasury..........................................................   2840           0  15.a
                                                                                                                  ----------
    b. Trading liabilities (from Schedule RC-D)..........................................................   3548           0  15.b
                                                                                                                  ----------
16. Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases):
                                                                                                                  ----------
    a. With a remaining maturity of one year or less.....................................................   2332     633,087  16.a
                                                                                                                  ----------
    b. With a remaining maturity of more than one year through three years...............................   A547     385,921  16.b
                                                                                                                  ----------
    c. With a remaining maturity of more than three years................................................   A548     282,648  16.c
                                                                                                                  ----------
17. Not applicable
                                                                                                                  ----------
18. Bank's liability on acceptances executed and outstanding.............................................   2920      13,295  18
                                                                                                                  ----------
19. Subordinated notes and debentures (2)................................................................   3200     301,856  19
                                                                                                                  ----------
20. Other liabilities (from Schedule RC-G)...............................................................   2930     262,347  20
                                                                                                                  ----------
21. Total liabilities (sum of items 13 through 20).......................................................   2948  14,253,900  21
                                                                                                                  ----------
22. Not applicable
 EQUITY CAPITAL
                                                                                                                  ----------
23. Perpetual preferred stock and related surplus........................................................   3838           0  23
                                                                                                                  ----------
24. Common stock.........................................................................................   3230      18,047  24
                                                                                                                  ----------
25. Surplus (exclude all surplus related to preferred stock).............................................   3839     841,454  25
                                                                                                                  ----------
26. a. Undivided profits and capital reserves............................................................   3632     543,684  26.a
                                                                                                                  ----------
    b. Net unrealized holding gains (losses) on available-for-sale securities............................   8434      28,081  26.b
                                                                                                                  ----------
27. Cumulative foreign currency translation adjustments..................................................                     27
                                                                                                                  ----------
28. Total equity capital (sum of items 23 through 27)....................................................   3210   1,431,266  28
                                                                                                                  ----------
29. Total liabilities and equity capital (sum of items 21 and 28)........................................   3300  15,685,166  29
                                                                                                                  ----------
 MEMORANDUM
 TO BE REPORTED ONLY WITH THE MARCH REPORT OF CONDITION.
 1. Indicate in the box at the right the number of the statement below that
     best describes the most comprehensive level of auditing work performed                                       ----------
     for the bank by independent external auditors as of any date during 1997............................  6724            2  M.1
                                                                                                                  ----------

1 = Independent audit of the bank conducted in accordance            4 = Directors' examination of the bank performed by other
    with generally accepted auditing standards by a certified            external auditors (may be required by state chartering
    public accounting firm which submits a report on the bank            authority)
2 = Independent audit of the bank's parent holding company           5 = Review of the bank's financial statements by external
    conducted in accordance with generally accepted auditing             auditors
    standards by a certified public accounting firm which            6 = Compilation of the bank's financial statements by
    submits a report on the consolidated holding company (but            external auditors
    not on the bank separately)                                      7 = Other audit procedures (excluding tax preparation work)
3 = Directors' examination of the bank conducted in accordance       8 = No external audit work
    with generally accepted auditing standards by a certified
    public accounting firm (may be required by state chartering authority)

---------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2) Includes limited-life preferred stock and related surplus.